EXHIBIT 21 - SUBSIDIARIES



                     CONE MILLS CORPORATION AND SUBSIDIARIES

                                                                                                        Percentage
                                                                               State or                  Of Voting
                                                                            Jurisdiction of             Securities
Name                                          Address                        Incorporation                 Owned
----                                          -------                        -------------                 -----

Cone Mills (Mexico), S.A. de C.V.             Mexico City                   Mexico, D.F.                    100%

Comercializadora Cone Mills, S.A.
  De C.V.                                     Mexico City                   Mexico, D.F.                    100

Cone Mills (Europe) S.A.                      Zaventem, Belgium             Brussells, Belgium              100

Cone Singapore, PTE., Ltd.                    Singapore                     Republic of Singapore           100

Cone Foreign Sales Corporation                Greensboro, NC                Barbados                        100

Cone Mills International Corporation          Greensboro, NC                North Carolina                  100

Cone Global Finance Corp.                     San Francisco, CA             California                      100

CIPCO, S.C., Inc.                             Carlisle, SC                  Delaware                        100

Cornwallis Development Co.                    Greensboro, NC                North Carolina                  100

Boelas Pipeline Corporation                   Greensboro, NC                Louisiana                       100

Cliffside Railroad Company                    Cliffside, NC                 North Carolina                   98

House 'N Home Fabrics
   and Draperies, Inc.                        New York, NY                  New York                        100

Cone Receivables, LLC                         Greensboro, NC                Delaware                        100

Cone Foreign Trading, LLC                     Greensboro, NC                North Carolina                  100

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